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                                                              EXHIBIT 10.8

                              MARKET FACTS, INC.

                     SECOND AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of June 7, 1996, as heretofore amended (the "Credit Agreement") between the undersigned, Market Facts, Inc., a Delaware corporation (the "Company") and you (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company has requested that the Bank extend by one year the availability of the Revolving Credit and make certain other amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

1.   AMENDMENTS.

          1.01. Section 5.1 of the Credit Agreement is hereby amended by amending the definition of "TERMINATION DATE" in its entirety and as so amended is restated to read as follows:

            " "Termination Date" means June 30, 1999, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.3, 9.2 or
            9.3 hereof, or such later date to which the Revolving Credit Commitment is extended pursuant to Section 3.4 hereof."

          1.02. Section 8.13(d) of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

            "(d) after giving effect to such Acquisition, the aggregate consideration paid by the Company and its Subsidiaries for such Acquisition and all other Acquisitions closed on and at any time after November 1, 1997 on a cumulative basis (including as such consideration, the assumption by the Company or any Subsidiary of any Indebtedness for Borrowed Money of each Person acquired, but in any event excluding as such consideration, any capital stock or evidence of unsecured indebtedness in each case issued by the Company to the seller as consideration for an Acquisition) will not exceed $40,000,000;"

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2.   CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     (a) The Company and the Bank shall have executed and delivered this Amendment.

     (b) The Company shall have delivered to the Bank copies (executed or certified, as may be appropriate) or resolutions adopted by the Board of Directors of the Company authorizing and ratifying the execution and delivery of this Amendment.

3.   REPRESENTATIONS.

     In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and, unless specifically waived in writing by the Bank, the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.   MISCELLANEOUS.

     (a) The Company has heretofore executed and delivered to the Bank the Collateral Documents and the Company hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Agreement, the Collateral Documents remain in full force and effect and the rights and remedies of the Bank thereunder, the obligations of the Company thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     (b) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.


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     (c)  The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

     (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     Dated as of June 30, 1998.


                                   MARKET FACTS, INC.

                                   By  /s/ Timothy J. Sullivan
                                     ----------------------------------
                                   Its  Senior Vice President
                                      ---------------------------------

     Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                                   HARRIS TRUST AND SAVINGS BANK

                                   By  /s/ Daniel K. Sabol
                                      ----------------------------------
                                   Its  Vice President


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